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                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT


 .  James Mitchell & Co.

   .  JMC Insurance Services Corporation

   .  JMC Financial Corporation

   .  JMC Insurance Agency of New York, Inc.

   .  JMC Insurance Services Corporation of Texas

 .  JMC Investment Services, Inc.